Exhibit 99.1

Stock Yards Bancorp Reports First Quarter 2016 Net Income up 6% to $9.8 Million or $0.65 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 27, 2016--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported results for the first quarter ended March 31, 2016, with net income increasing 6% to $9.8 million or $0.65 per diluted share from $9.3 million or $0.62 per diluted share for the first quarter of 2015. The Company's performance for the first quarter of 2016 reflected several positive factors, including:

  Remarkable organic net loan growth, accelerating from the rapid pace set over the past two years;
  Ongoing strength in credit quality;
  The benefit of diverse sources of fee income, which together continued to contribute to revenue growth; and
  Solid returns on average assets and equity of 1.40% and 13.52%, respectively.

"As the Company's first quarter results indicate, Stock Yards Bancorp is off to a great start to 2016," said David P. Heintzman, Chairman and Chief Executive Officer. "Building on a very sound performance last year, we posted exceptional loan production in the first quarter that translated into strong net loan growth for the period. In fact, loan production and net loan growth culminated to create the best first quarter in the Bank's history, in terms of lending activity. Notably, our lending pipeline still remains robust, which enhances our position to maintain attractive loan growth over the balance of 2016."

Heintzman pointed out that the Company recorded net loan growth of $61 million or 3% for the first quarter 2016 compared with the year-end balance for 2015. This comes on top of 9% annual loan growth during each of the past two years. All of this growth has been organic and, importantly, each of the Company's three markets continues to participate in the accelerated lending activity. It has been especially apparent in the Cincinnati market due to the Bank's expansion into the northern Kentucky area of the Cincinnati MSA in mid-2015. Concurrent with attractive loan growth, the Company has continued to maintain exemplary credit quality metrics, the effect of which continues to lift net income through reduced credit costs. As these positive conditions have now spanned more than three years, asset quality levels have returned to the solid levels that existed prior to the 2008 financial crisis.

Commenting on the Company's fee-based income, Heintzman noted that it accounted for 30% of total revenue in the first quarter of 2016. This proportion remains well ahead of peers, but is down slightly from the year-earlier quarter due to a 9% increase in net interest income, reflecting the Company's outstanding loan growth. With total assets under management of $2.2 billion, the Company's investment management and trust department is its most significant source of fee income. Investment management and trust department revenue increased compared with the year-earlier quarter, largely due to the department's ability to attract new business, and provided almost one half of the Company's fee-based income in the first quarter of 2016. Mortgage banking revenue declined slightly in the first quarter of 2016 consistent with industry trends as volatility around rates and mortgage demand increased during the last half of 2015.

Heintzman also announced that the Company recently was again named to the KBW Bank Honor Roll, an annual selection based on a bank's 10-year performance record. For all banks with more than $500 million in total assets, only 18 banks, including Stock Yards Bancorp, achieved this prestigious ranking, down from 25 last year. The Company also recently received the Raymond James Community Bankers Cup – for the fourth consecutive year since the inception of that award.

Concluding, Heintzman said, "We are pleased that the Company registered such a strong start to 2016, with remarkable loan growth and higher earnings. These factors, along with the potential for additional growth in fee income, give us confidence in the opportunities ahead for Stock Yards Bancorp and the Company's ability to again post a solid performance for 2016. We continue to focus on ways to further enhance our total return to stockholders, extend our record of consistent growth, and build on our reputation as one of the top-performing community banks in the country."

Total assets increased $312 million or 12% at March 31, 2016, to $2.82 billion from $2.51 billion at March 31, 2015. Driving this increase was continued growth in the Company's loan portfolio, which rose $220 million or 12% to $2.09 billion at March 31, 2016, from $1.87 billion at March 31, 2015. On the funding side, total deposits likewise increased $256 million or 12% to $2.37 billion at March 31, 2016, from $2.11 billion at March 31, 2015. Core deposits, as defined by the Company's primary regulator, held steady at 96% of total deposits as of March 31, 2016.

The Company continued to sustain strong capital levels in the first quarter of 2016, again exceeding required thresholds necessary to be considered "well capitalized," the highest capital rating for financial institutions. Capital ratios, however, have declined slightly over the past year as asset growth has outpaced the capital contribution from net income. Because of its consistently sound capital position, Stock Yards Bancorp has continued to pursue capital strategies to enhance stockholder value by increasing cash dividends. In February 2016, Stock Yards Bancorp's Board of Directors declared a quarterly cash dividend of $0.25 per common share, continuing the 4% increase first declared in November 2015. This dividend was distributed on April 1, 2016, to stockholders of record as of March 14, 2016. While the Company has maintained its financial flexibility to pursue expansion and acquisition opportunities that may arise from industry consolidation, management and the Company's Board of Directors acknowledge the Company's growing capital base and continue to consider additional alternatives to deploy it in ways that will drive higher stockholder value over the long-term.

Net interest income – the Company's largest source of revenue – increased $1.9 million or 9% to $23.5 million in the first quarter of 2016 from $21.6 million in the prior-year quarter.

As anticipated, net interest margin (on a fully tax-equivalent basis) remained under pressure in the first quarter of 2016, reflecting the prevailing low interest rate environment as well as the impact of heightened competition on lending rates. In the first quarter of 2016, net interest margin was 3.56% versus 3.57% in the fourth quarter of 2015 and 3.72% in the first quarter of 2015. In the fourth quarter of 2015, and continuing in the first quarter of 2016, net interest margin also has been pressured by excess liquidity related to the temporary inflow of short-term public funds. The effect of this excess liquidity reduced net interest margin by 12 basis points in the first quarter of 2016 versus a six-basis-point impact in the fourth quarter of 2015. While this excess liquidity is maintained in low-yielding short-term investments and consequently results in lower net interest margin, it is accretive to the Company's earnings. Management expects liquidity to return to historically normal levels during the second quarter of 2016.

Management anticipates that margin pressure will continue due to competition and the low interest rate environment. Since approximately 65% of the Company's loan portfolio is set at fixed rates and 14% is priced at variable rates with floors of 4%, rate increases will not fully benefit the Company until fixed rate loans reprice and the prime rate, currently at 3.5%, rises to exceed the 4% floors associated with variable rate loans. However, higher interest rates do immediately increase earnings on the Bank's invested liquidity.

Non-performing loans (NPLs) totaled $8.9 million or 0.43% of total loans outstanding at March 31, 2016, down slightly from December 31, 2015, and down from $11.5 million or 0.62% of total loans outstanding at March 31, 2015. Similarly, non-performing assets, which include NPLs along with OREO and repossessed assets, were $14.0 million or 0.49% of total assets at March 31, 2016, versus $13.5 million or 0.48% of total assets at December 31, 2015, and down from $17.4 million or 0.69% of total assets at March 31, 2015. These positive trends, ongoing for more than three years, have enabled the Company to reach asset quality levels not experienced consistently since periods prior to the 2008 financial crisis. Net charge-offs in the first quarter of 2016 totaled $490 thousand versus net recoveries of $77 thousand in the fourth quarter of 2015 and net charge-offs of $38 thousand in the first quarter of 2015.

During the first quarter of 2016, the Company recorded a loan loss provision of $500 thousand, compared with $750 thousand in the fourth quarter of 2015 and no loan loss provision in the first quarter of 2015. The Company's allowance for loan losses was 1.07% of total loans as of March 31, 2016, versus 1.10% as of December 31, 2015, and 1.33% at March 31, 2015.

Total non-interest income in the first quarter of 2016 increased $409 thousand or 4% to $10.1 million from $9.7 million in the prior-year quarter. This increase reflected, among other things, growth in bankcard transaction revenue, revenue from investment management and trust services, and other non-interest income, which together more than offset small declines in mortgage banking revenue and brokerage fees and commissions.

Total non-interest expense for the first quarter of 2016 increased $1.8 million or 10% to $19.5 million from $17.8 million in the prior-year quarter. The increase was due largely to higher salaries and wages, reflecting both increased incentive compensation related to accelerating loan and earnings growth as well as the addition of personnel associated with further market expansion. Somewhat offsetting the increase in salaries and wages was a reversal of accrued health insurance expense that coincided with the Company's self-insured plan year. The increase in total non-interest expense also included higher amortization of investments in tax-credit partnerships, which was more than offset by related tax credits that reduced the Company's effective tax rate for the first quarter of 2016. A recovery on a previously written-off OREO, recorded as a credit to other non-interest expense, partially offset the foregoing increases in non-interest expense for the quarter.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $2.8 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity, which is a non-GAAP financial measure. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Tangible Common Equity Ratio (Dollars in thousands)

	March 31, 2016	Dec. 31, 2015	March 31, 2015
Total stockholders' equity (a)	$296,323	$286,519	$267,601
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,549)	(1,601)	(1,761)
Tangible common equity (c)	$294,092	$284,236	$265,158

Total assets (b)	$2,824,107	$2,816,801	$2,512,263
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,549)	(1,601)	(1,761)
Tangible assets (d)	$2,821,876	$2,814,518	$2,509,820

Total stockholders' equity to total assets (a/b)	10.49%	10.17%	10.65%
Tangible common equity ratio (c/d)	10.42%	10.10%	10.56%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2015.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
First Quarter 2016 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended
	March 31,
	2016	2015
Income Statement Data
Net interest income, fully tax equivalent (1)	$23,688	$21,849
Interest income:
Loans	$21,993	$20,415
Federal funds sold	189	68
Mortgage loans held for sale	60	39
Securities	2,458	2,325
Total interest income	24,700	22,847
Interest expense:
Deposits	996	973
Federal funds purchased	15	7
Securities sold under agreements to repurchase	33	37
Federal Home Loan Bank (FHLB) advances	187	216
Total interest expense	1,231	1,233
Net interest income	23,469	21,614
Provision for loan losses	500	-
Net interest income after provision for loan losses	22,969	21,614
Non-interest income:
Investment management and trust income	4,612	4,552
Service charges on deposit accounts	2,146	2,080
Bankcard transaction revenue	1,310	1,122
Mortgage banking revenue	794	828
Brokerage commissions and fees	443	461
Bank owned life insurance	221	222
Other non-interest income	556	408
Total non-interest income	10,082	9,673
Non-interest expense:
Salaries and employee benefits expense	12,195	11,100
Net occupancy expense	1,524	1,469
Data processing expense	1,544	1,454
Furniture and equipment expense	285	247
FDIC insurance expense	328	297
Amortization of investment in tax credit partnerships	1,015	158
Other non-interest expenses	2,649	3,054
Total non-interest expense	19,540	17,779
Net income before income tax expense	13,511	13,508
Income tax expense	3,676	4,253
Net income	$9,835	$9,255

Weighted average shares - basic	14,836	14,647
Weighted average shares - diluted	15,061	14,852

Net income per share, basic	$0.66	$0.63
Net income per share, diluted	0.65	0.62
Cash dividend declared per share	0.25	0.23

Balance Sheet Data (at period end)
Total loans	$2,094,488	$1,874,010
Allowance for loan losses	22,451	24,882
Total assets	2,824,107	2,512,263
Non-interest bearing deposits	606,375	531,190
Interest bearing deposits	1,759,725	1,579,039
Federal Home Loan Bank advances	43,236	36,744
Stockholders' equity	296,323	267,601
Total shares outstanding	14,985	14,795
Book value per share	19.77	18.09
Market value per share	38.53	34.43

Stock Yards Bancorp, Inc. Financial Information (unaudited)
First Quarter 2016 Earnings Release

	Three Months Ended
	March 31,
	2016	2015
Average Balance Sheet Data
Average federal funds sold	$143,679	$86,855
Average mortgage loans held for sale	4,249	3,631
Average securities available for sale	483,130	417,858
Average FHLB stock and other securities	6,347	6,347
Average loans	2,043,450	1,877,594
Average earning assets	2,673,842	2,384,233
Average assets	2,818,072	2,525,753
Average interest bearing deposits	1,778,347	1,596,602
Average total deposits	2,370,819	2,116,855
Average securities sold under agreement to repurchase	58,871	64,344
Average federal funds purchased and other short term borrowings	23,456	15,874
Average Federal Home Loan Bank advances	43,316	36,774
Average interest bearing liabilities	1,903,990	1,713,594
Average stockholders' equity	292,540	264,694

Performance Ratios
Annualized return on average assets	1.40%	1.49%
Annualized return on average equity	13.52%	14.18%
Net interest margin, fully tax equivalent	3.56%	3.72%
Non-interest income to total revenue, fully tax equivalent	29.85%	30.69%
Efficiency ratio	57.86%	56.40%

Capital Ratios
Average stockholders' equity to average assets	10.38%	10.48%
Common equity tier 1 capital	12.23%	12.63%
Tier 1 risk-based capital	12.23%	12.63%
Total risk-based capital	13.19%	13.82%
Leverage	10.35%	10.41%

Loans by Type
Commercial and industrial	$676,782	$579,350
Construction and development	160,667	119,841
Real estate mortgage - commercial investment	496,647	486,371
Real estate mortgage - owner occupied commercial	372,811	341,454
Real estate mortgage - 1-4 family residential	234,199	206,634
Home equity - first lien	52,042	45,288
Home equity - junior lien	63,336	65,824
Consumer	38,004	29,248

Asset Quality Data
Allowance for loan losses to total loans	1.07%	1.33%
Allowance for loan losses to average loans	1.10%	1.33%
Allowance for loan losses to non-performing loans	251.75%	215.67%
Nonaccrual loans	$7,878	$5,279
Troubled debt restructuring	1,040	6,257
Loans - 90 days past due & still accruing	-	1
Total non-performing loans	8,918	11,537
OREO and repossessed assets	5,049	5,891
Total non-performing assets	13,967	17,428
Non-performing loans to total loans	0.43%	0.62%
Non-performing assets to total assets	0.49%	0.69%
Net charge-offs to average loans (2)	0.02%	0.00%
Net charge-offs	$490	$38

Stock Yards Bancorp, Inc. Financial Information (unaudited)
First Quarter 2016 Earnings Release

	Five Quarter Comparison
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Income Statement Data
Net interest income, fully tax equivalent (1)	$23,688	$23,050	$22,312	$22,035	$21,849
Net interest income	$23,469	$22,822	$22,081	$21,801	$21,614
Provision for loan losses	500	750	-	-	-
Net interest income after provision for loan losses	22,969	22,072	22,081	21,801	21,614
Investment management and trust income	4,612	4,450	4,373	4,651	4,552
Service charges on deposit accounts	2,146	2,285	2,342	2,199	2,080
Bankcard transaction revenue	1,310	1,285	1,223	1,246	1,122
Mortgage banking revenue	794	975	772	913	828
Brokerage commissions and fees	443	449	585	499	461
Bank owned life insurance	221	219	222	226	222
Other non-interest income	556	410	468	485	408
Total non-interest income	10,082	10,073	9,985	10,219	9,673
Salaries and employee benefits expense	12,195	10,893	11,333	11,383	11,100
Net occupancy expense	1,524	1,475	1,518	1,450	1,469
Data processing expense	1,544	1,566	1,572	1,756	1,454
Furniture and equipment expense	285	285	282	260	247
FDIC Insurance expense	328	326	318	317	297
Amortization of investment in tax credit partnerships	1,015	159	158	159	158
Other non-interest expenses	2,649	3,618	3,249	3,542	3,054
Total non-interest expense	19,540	18,322	18,430	18,867	17,779
Net income before income tax expense	13,511	13,823	13,636	13,153	13,508
Income tax expense	3,676	4,177	4,352	4,151	4,253
Net income	$9,835	$9,646	$9,284	$9,002	$9,255

Weighted average shares - basic	14,836	14,789	14,754	14,710	14,647
Weighted average shares - diluted	15,061	15,044	14,986	14,936	14,852

Net income per share, basic	$0.66	$0.65	$0.63	$0.61	$0.63
Net income per share, diluted	0.65	0.64	0.62	0.60	0.62
Cash dividend declared per share	0.25	0.25	0.24	0.24	0.23

Balance Sheet Data (at period end)
Cash and due from banks	$35,022	$35,895	$37,335	$37,775	$33,889
Federal funds sold	13,016	67,938	17,859	20,901	23,630
Mortgage loans held for sale	3,984	6,800	5,539	8,237	6,481
Securities available for sale	569,012	565,876	504,366	412,866	471,702
FHLB stock and other securities	6,347	6,347	6,347	6,347	6,347
Total loans	2,094,488	2,033,007	1,954,425	1,899,302	1,874,010
Allowance for loan losses	22,451	22,441	21,614	23,308	24,882
Total assets	2,824,107	2,816,801	2,624,607	2,482,687	2,512,263
Non-interest bearing deposits	606,375	583,768	595,039	551,723	531,190
Interest bearing deposits	1,759,725	1,787,934	1,546,539	1,520,042	1,579,039
Securities sold under agreements to repurchase	54,781	64,526	67,557	64,418	59,877
Federal funds purchased	30,083	22,477	62,101	13,290	14,437
Federal Home Loan Bank advances	43,236	43,468	43,699	38,855	36,744
Stockholders' equity	296,323	286,519	280,948	272,382	267,601
Total shares outstanding	14,985	14,919	14,869	14,852	14,795
Book value per share	19.77	19.20	18.89	18.34	18.09
Market value per share	38.53	37.79	36.35	37.79	34.43

Capital Ratios
Average stockholders' equity to average assets	10.38%	10.52%	10.80%	10.86%	10.48%
Common equity tier 1 capital	12.23%	12.32%	12.68%	12.72%	12.63%
Tier 1 risk-based capital	12.23%	12.32%	12.68%	12.72%	12.63%
Total risk-based capital	13.19%	13.31%	13.68%	13.82%	13.82%
Leverage	10.35%	10.53%	10.82%	10.83%	10.41%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
First Quarter 2016 Earnings Release

	Five Quarter Comparison
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Average Balance Sheet Data
Average federal funds sold	$143,679	$99,903	$86,008	$56,671	$86,855
Average mortgage loans held for sale	4,249	4,991	5,045	7,701	3,631
Average investment securities	483,130	471,349	402,487	406,854	417,858
Average loans	2,043,450	1,986,289	1,923,762	1,887,913	1,877,594
Average earning assets	2,673,842	2,561,650	2,416,364	2,357,555	2,384,233
Average assets	2,818,072	2,708,630	2,560,680	2,498,677	2,525,753
Average interest bearing deposits	1,778,347	1,664,979	1,557,177	1,557,922	1,596,602
Average total deposits	2,370,819	2,271,431	2,129,583	2,090,448	2,116,855
Average securities sold under agreement to repurchase	58,871	66,918	71,144	58,060	64,344
Average federal funds purchased and other short term borrowings	23,456	14,147	16,156	14,420	15,874
Average Federal Home Loan Bank advances	43,316	43,546	42,732	41,017	36,774
Average interest bearing liabilities	1,903,990	1,789,590	1,687,209	1,671,419	1,713,594
Average stockholders' equity	292,540	284,824	276,563	271,477	264,694

Performance Ratios
Annualized return on average assets	1.40%	1.41%	1.44%	1.45%	1.49%
Annualized return on average equity	13.52%	13.44%	13.32%	13.30%	14.18%
Net interest margin, fully tax equivalent	3.56%	3.57%	3.66%	3.75%	3.72%
Non-interest income to total revenue, fully tax equivalent	29.85%	30.41%	30.92%	31.68%	30.69%
Efficiency ratio	57.86%	55.32%	57.06%	58.50%	56.40%

Loans by Type
Commercial and industrial	$676,782	$644,398	$610,877	$595,584	$579,350
Construction and development	160,667	155,667	128,820	122,239	119,841
Real estate mortgage - commercial investment	496,647	482,639	491,171	484,130	486,371
Real estate mortgage - owner occupied commercial	372,811	375,016	357,628	342,908	341,454
Real estate mortgage - 1-4 family residential	234,199	226,575	222,643	216,864	206,634
Home equity - 1st lien	52,042	50,115	49,937	42,612	45,288
Home equity - junior lien	63,336	63,066	62,223	65,354	65,824
Consumer	38,004	35,531	31,126	29,611	29,248

Asset Quality Data
Allowance for loan losses to total loans	1.07%	1.10%	1.11%	1.23%	1.33%
Allowance for loan losses to average loans	1.10%	1.13%	1.12%	1.23%	1.33%
Allowance for loan losses to non-performing loans	251.75%	251.33%	193.03%	236.08%	215.67%
Nonaccrual loans	$7,878	$7,693	$9,574	$8,781	$5,279
Troubled debt restructuring	1,040	1,060	1,079	1,092	6,257
Loans - 90 days past due & still accruing	-	176	544	-	1
Total non-performing loans	8,918	8,929	11,197	9,873	11,537
OREO and repossessed assets	5,049	4,541	4,607	4,296	5,891
Total non-performing assets	13,967	13,470	15,804	14,169	17,428
Non-performing loans to total loans	0.43%	0.44%	0.57%	0.52%	0.62%
Non-performing assets to total assets	0.49%	0.48%	0.60%	0.57%	0.69%
Net charge-offs to average loans	0.02%	0.00%	0.09%	0.08%	0.00%
Net charge-offs (recoveries)	$490	$(77)	$1,694	$1,574	$38

Other Information
Total assets under management (in millions)	$2,255	$2,238	$2,189	$2,289	$2,288
Full-time equivalent employees	550	555	546	538	533

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.
(2) - Interim ratios not annualized

CONTACT:
Stock Yards Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President and Chief Financial Officer